Exhibit 99.1

E Commerce Group Products Inc.

(dba Speedpay)

COMBINED FINANCIAL STATEMENTS

As of December 31, 2018 and 2017 and for the three years in the period ended December 31, 2018

with Report of Independent Auditors

E Commerce Group Products Inc. (dba Speedpay)

Report of Independent Auditors

Management of The Western Union Company

We have audited the accompanying combined financial statements of E Commerce Group Products Inc., which comprise the combined balance sheets as of December 31, 2018 and 2017, and the related combined statements of comprehensive income, changes in net parent company investment, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of E Commerce Group Products Inc. at December 31, 2018 and 2017, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to note 1 of the combined financial statements, which describes the basis of presentation used in preparing these financial statements. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Denver, Colorado

March 15, 2019

E Commerce Group Products Inc. (dba Speedpay)

Combined Balance Sheets

(In thousand USD)

	December 31,
	2018	2017
Assets:
Current Assets
Cash and equivalents	$131,840	$91,195
Settlement assets	440,973	617,638
Other current assets	15,020	18,573

Total current assets	587,833	727,406
Property and equipment, net	415	641
Goodwill	102,153	102,153
Developed software and other intangible assets, net	10,250	8,380
Other assets	2,100	2,697

Total Assets	$702,751	$841,277

Liabilities and Net Parent Company Investment:
Current Liabilities:
Settlement obligations	$440,973	$617,638
Accounts payable and accrued liabilities	15,109	17,412

Total current liabilities	456,082	635,050

Long term liabilities	3,372	3,307

Commitments and contingencies (Note 4)

Net parent company investment	243,297	202,920

Total Liabilities and Parent Company Investment	$702,751	$841,277

See Notes to the Combined Financial Statements.

E Commerce Group Products Inc. (dba Speedpay)

Combined Statements of Comprehensive Income

(In thousand USD)

	Year ended December 31,
	2018	2017	2016
Net revenue	$351,949	$368,315	$322,594

Expenses:
Cost of sales	235,598	229,336	192,355
Selling, general and administrative	23,529	25,410	20,113

Total expenses	259,127	254,746	212,468

Profit before income taxes	92,822	113,569	110,126
Provision for income taxes	23,008	41,738	38,767

Net income	$69,814	$71,831	$71,359

Comprehensive income	$69,814	$71,831	$71,359

See Notes to the Combined Financial Statements.

E Commerce Group Products Inc. (dba Speedpay)

Combined Statements of Changes in Net Parent Company Investment

(In thousand USD)

Balance at December 31, 2015	$165,380
Comprehensive income	71,359
Net transfers to the Parent	(57,965)

Balance at December 31, 2016	178,774
Comprehensive income	71,831
Net transfers to the Parent	(47,685)

Balance at December 31, 2017	202,920
Comprehensive income	69,814
Net transfers to the Parent	(29,437)

Balance at December 31, 2018	$243,297

See Notes to the Combined Financial Statements.

E Commerce Group Products Inc. (dba Speedpay)

Combined Statements of Cash Flows

(In thousand USD)

	Year ended December 31,
	2018	2017	2016
Cash Flows from Operating Activities
Net income	$69,814	$71,831	$71,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,843	2,639	2,022
Other noncash items, net	2,469	2,949	2,690
Increase/(decrease) in cash resulting from changes in:
Other current assets	3,628	(4,304)	(2,796)
Other assets	—	(3,292)	—
Accounts payable and accrued liabilities	(2,687)	1,799	2,056
Long term liabilities	140	(2,210)	1,839

Net cash provided by operating activities	76,207	69,412	77,170

Cash Flows from Investing Activities
Purchase of property and equipment	(301)	(227)	(506)
Capitalization of developed software and other	(4,885)	(4,597)	(3,833)

Net cash used in investing activities	(5,186)	(4,824)	(4,339)

Cash Flows from Financing Activities
Net transfers to the Parent	(30,376)	(48,504)	(58,470)

Net cash used in financing activities	(30,376)	(48,504)	(58,470)

Net change in cash and cash equivalents	40,645	16,084	14,361
Cash and cash equivalents at beginning of year	91,195	75,111	60,750

Cash and cash equivalents at end of year	$131,840	$91,195	$75,111

Accrued capitalized software development and other intangible assets	$1,084	$554	$390
Noncash stock compensation contributed by the Parent	939	819	505

See Notes to the Combined Financial Statements.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements

(In thousand USD)

1. Business and Basis of Presentation

Description of the Business

The Combined Financial Statements reflect the business of E Commerce Group Products Inc. and its wholly-owned subsidiary Speedpay, Inc. (the “Company”), as operated by The Western Union Company (“TWUC” or the “Parent”). The Company is a wholly-owned subsidiary of TWUC, a publicly traded company listed on the New York Stock Exchange. The Company operates as a single operating segment under the Speedpay brand name and facilitates electronic bill payments in the United States from consumers to businesses and other organizations including utilities, auto finance companies, financial service providers, government agencies and other businesses (“Billers”). Various aspects of the Company’s business are subject to United States federal, state, and local regulation.

Basis of Presentation

The Combined Financial Statements of the Company reflect the Combined Balance Sheets as of December 31, 2018 and 2017, and the Combined Statements of Comprehensive Income, Combined Statements of Changes in Net Parent Company Investment, and Combined Statements of Cash Flows for each of the three years ended December 31, 2018 (the “Financial Statements”). These Financial Statements have been derived from the accounting records of TWUC using its historical financial information and are presented in conformity with generally accepted accounting principles in the United States of America (“GAAP”). The Financial Statements may not be indicative of the financial condition or results of operations of the Company going forward.

The Financial Statements reflect the historical revenues and expenses, cash flows, and the historical basis of assets and liabilities as if the Company’s underlying operations had been combined for all periods presented. To the extent that an asset, liability, revenue or direct expense is identifiable and directly associated with the Company and has been managed by TWUC as part of the Company, it has been reflected in the accompanying Financial Statements.

The Company conducts business through its operating entities and shared service affiliates (“Affiliates”) under the common control of TWUC. The Company also cooperates with one of its licensed Affiliates to provide money transmission services, as applicable. The Financial Statements reflect the assets and liabilities, primarily settlement assets and liabilities, held by these Affiliates as well as any direct revenue or expenses of the Company, including expenses incurred by these shared service centers which are directly attributable to the Company’s revenue producing activities. The Financial Statements also include certain allocated direct expenses (including certain expenses related to call centers and information technology) which are primarily attributable to the Company’s business. Management believes these allocated direct expenses are reasonable and appropriate.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

As part of the Parent, the Company is dependent upon the Parent for all of its working capital and financing requirements as the Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the Net parent company investment account. Accordingly, none of the Parent’s cash and equivalents or debt at the corporate level have been assigned to the Company in the Financial Statements. Net parent company investment represents the Parent’s interest in the recorded net assets of the Company. All significant transactions between the Company and the Parent have been included in the accompanying Combined Financial Statements. Transactions with the Parent are reflected in the accompanying Combined Statements of Changes in Net Parent Company Investment as “Net transfers to the Parent” and in the accompanying Combined Balance Sheets within “Net parent company investment.”

The Financial Statements also include an allocation for certain corporate and shared service functions historically provided by the Parent, including, but not limited to, executive oversight, accounting, treasury, tax, legal, human resources, procurement, information technology, and other shared services. An allocation for shared facilities has also been included in the Financial Statements. These expenses have been allocated based on a pro rata basis of combined headcount or revenue. For the years ended December 31, 2018, 2017, and 2016, the Financial Statements include corporate and shared service expense allocations of $8,014, $8,770 and $7,235, respectively, reflected in “Selling, general and administrative” expenses. Intercompany transactions between the Company and the Parent have been included in these Combined Financial Statements and are reflected as settled at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Statements of Changes in Net Parent Company Investment in “Net transfers to the Parent”.

Management believes the assumptions underlying the Financial Statements, including the assumptions regarding the allocation of general corporate expenses from the Parent, are reasonable. Nevertheless, the Financial Statements may not include all of the actual expenses that would have been incurred had it operated as a standalone company during the periods presented and may not reflect the results of operations, financial position and cash flows had it operated as a standalone company during the periods presented. Actual costs that would have been incurred if it had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The Company’s employees participate in various benefit plans and stock-based compensation plans which are maintained by TWUC. The costs of these plans attributable to the Company’s employees of $1,472, $1,356, and $1,039 for the years ended December 31, 2018, 2017, and 2016, respectively, are included in “Selling, general and administrative” expenses in the Financial Statements.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board issued a new accounting pronouncement that requires lessees to record assets and liabilities on the balance sheet for lease-related rights and obligations and disclose key information about certain leasing arrangements. This new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. The Company will adopt the new standard, including the related amendments, effective January 1, 2020 using the modified retrospective approach, applying the provisions of the new standard on its effective date. Management does not expect the adoption of the new standard to have a material impact on the Company’s financial position, results of operations, and related disclosures.

In June 2016, the Financial Accounting Standards Board issued a new accounting pronouncement regarding credit losses for financial instruments. The new standard requires entities to measure expected credit losses for certain financial assets held at the reporting date using a current expected credit loss model, which is based on historical experience, adjusted for current conditions and reasonable and supportable forecasts. The Company is required to adopt the new standard on January 1, 2022. Management is currently evaluating the potential impact that the adoption of this standard will have on the Company’s financial position, results of operations, and related disclosures.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Principles of Consolidation

The Company consolidates financial results when it has a controlling financial interest in a subsidiary via voting rights or when it has both the power to direct the activities of an entity that most significantly impact the entity’s economic performance and the ability to absorb losses or the right to receive benefits of the entity that could potentially be significant to the entity. All significant intercompany accounts and transactions between the business comprising the Company have been eliminated in the accompanying Financial Statements.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Cash and Equivalents

Highly liquid investments with maturities of three months or less at the date of purchase (that are readily convertible to cash), are considered to be cash equivalents and are stated at cost, which approximates fair value.

The Company maintains cash and equivalents balances with a few financial institutions. The Company limits the concentration of its cash and cash equivalents with any one institution; however, such balances often exceed United States federal deposit insurance limits. The Company regularly reviews investment concentrations and credit worthiness of these institutions.

Settlement Assets and Obligations

Settlement assets consist of cash and receivables from credit card processors. Settlement obligations represent amounts to be paid to Billers including utility companies, auto finance companies, mortgage servicers, financial service providers, government agencies and others.

	December 31,
	2018	2017
Settlement assets:
Cash and equivalents	$221,120	$416,489
Receivables from credit card processors	219,853	201,149

Total settlement assets	$440,973	$617,638

Settlement obligations:
Payables to Billers	$440,973	$617,638

Other Current Assets

Other current assets mainly include amounts related to receivables from Billers of $14,810 and $18,483 at December 31, 2018 and 2017, respectively, as well as prepaid assets.

Severance and Other Related Expenses

The Company records severance-related expenses once they are both probable and estimable in accordance with the provisions of the applicable accounting guidance for severance provided under an ongoing benefit arrangement. One-time, involuntary termination benefit arrangements and other costs are generally recognized when the liability is incurred. The Company also evaluates impairment issues associated with restructuring and other activities when the carrying amount of the related assets may not be fully recoverable, in accordance with the appropriate accounting guidance. Severance costs were $35, $1,925 and $200 for the years ended December 31, 2018, 2017 and 2016, respectively. Accrued severance costs at December 31, 2018 and 2017 were $0 and $668, respectively.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Fair Value Measurements

Carrying amounts for many of the Company’s financial instruments, including cash and equivalents, settlement assets, and settlement obligations approximate fair value due to their short maturities. No recurring or non-recurring fair value adjustments were recorded during the years ended December 31, 2018, 2017, or 2016.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the lesser of the estimated life of the related assets (generally three to ten years for equipment and furniture and fixtures) or the lease term (in the case of leasehold improvements). Maintenance and repairs, which do not extend the useful lives of the respective assets, are charged to expense as incurred.

Property and equipment consisted of the following:

	December 31,
	2018	2017
Equipment	$16,102	$15,799
Leasehold improvements	1,631	1,631
Furniture and fixtures	212	212

Total Property and Equipment, gross	17,945	17,642
Less Accumulated Depreciation	(17,530)	(17,001)

Property and Equipment, net	$415	$641

Amounts charged to expense for depreciation of property and equipment were $527, $669, and $751 during the years ended December 31, 2018, 2017, and 2016, respectively.

Goodwill

Goodwill represents the excess of purchase price over the fair value of tangible and other intangible assets acquired, less liabilities assumed arising from business combinations. An impairment assessment of goodwill is conducted annually during the fourth quarter. This assessment of goodwill is performed more frequently if events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable. Goodwill was established when the Company was purchased in June 2002. The Company has not recorded any goodwill impairment since acquisition.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Developed software and other intangible assets

The Company purchases and develops software that is used in providing services and in performing administrative functions. Internal and external software development costs incurred that are directly related to the chosen design and development and testing phases of the software are capitalized once the Company has completed all planning and analysis activities. Any other software development related costs are expensed as incurred. Capitalization of costs ceases when the product is available for general use. Software development costs and purchased software are generally amortized over a term of three years.

Other intangible assets primarily consist of contract costs (primarily amounts paid to Billers in connection with establishing and renewing long-term contracts), acquired contracts, trademarks, and software. Other intangible assets are amortized on a straight-line basis over the length of the contract or benefit periods. Included in the Combined Statements of Comprehensive Income is amortization expense of $2,316, $1,970, and $1,271 for the years ended December 31, 2018, 2017, and 2016, respectively.

The Company capitalizes initial payments for new and renewed Biller contracts to the extent recoverable through future operations. The Company’s policy is to obtain termination fees in the event of early termination of the contract. These initial payments are amortized as a reduction to revenue over the length of the related contract on a straight-line basis. Included in the Combined Statements of Comprehensive Income as a reduction of “Net revenue” and in the Combined Statements of Cash Flows as “Other noncash items, net” is $1,083, $1,010, and $421 for the years ended December 31, 2018, 2017, and 2016, respectively.

In connection with the Parent’s acquisition of the Company, acquired contracts including customer and contractual relationships and a trademark were recorded.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

The following table provides the components of developed software and other intangible assets:

		December 31,
		2018		2017
	Weighted Average Amortization Period (in years)	Initial Cost	Net of Accumulated Amortization	Initial Cost	Net of Accumulated Amortization
Computer software acquired	3	$3,028	$—	$3,028	$—
Capitalized Contract Costs	3.6	3,800	1,586	3,400	1,969
Acquired contracts	9	13,930	—	13,930	—
Developed software	3	13,750	7,797	9,181	5,442
Acquired trademarks	25	2,320	867	2,320	969

Developed software and other intangibles assets		$36,828	$10,250	$31,859	$8,380

The estimated future aggregate amortization expense for existing other intangible assets as of December 31, 2018 is expected to be $4,147 in 2019, $3,032 in 2020, $2,001 in 2021, $549 in 2022, $164 in 2023 and $357 thereafter.

Other Intangible assets are reviewed for impairment on an annual basis or whenever events indicate that their carrying amounts may not be recoverable. In such reviews, estimated undiscounted cashflows associated with these assets or operations are compared with their carrying values to determine if a write-down to fair value (normally measured by the present value technique) is required. No impairments were recognized during the years ended December 31, 2018, 2017, or 2016.

Revenue Recognition

The Company’s revenues are primarily derived from facilitating payments from consumers to pay their bills. Revenues are recorded at the time a transaction is initiated. The Company’s three largest Billers represented the following percentages of Net Revenue:

	Years ended
	2018	2017	2016
Largest	13%	14%	9%
Second largest	11%	11%	9%
Third largest	10%	7%	5%

On January 1, 2018, the Company adopted Accounting Standards Update 2014-09, Revenue Recognition from Contracts with Customers (“ASU 2014-09”), as amended, using the modified retrospective approach. This standard provides guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The adoption of ASU 2014-09 did not have a material impact on the Company’s Financial Statements. See Note 3.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Advertising Costs

Advertising costs are charged to operating expenses as incurred. Advertising costs for the years ended December 31, 2018, 2017, and 2016 were $2,443, $2,368, and $738, respectively.

Income Taxes

The Company accounts for income taxes under the liability method, which requires that deferred tax assets and liabilities be determined based on the expected future income tax consequences of events that have been recognized in the Financial Statements. Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

The Company’s provision for income taxes has been computed as if the Company were a separate tax-paying entity for all relevant jurisdictions for all periods presented.

The Company’s taxable income is included in the United States federal consolidated income tax return of TWUC and in certain state income tax returns which are filed on a combined or unitary basis with TWUC and/or TWUC affiliates. All United States federal and certain state income taxes payable are remitted to TWUC. The Company files its own separate tax returns in a number of state and local jurisdictions.

The Company recognizes the tax benefits from uncertain tax positions only when it is more likely than not, based on the technical merits of the position, the tax position will be sustained upon examination, including the resolution of any related appeals or litigation. The tax benefits recognized in the Financial Statements from such a position are measured as the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

3. Revenue

On January 1, 2018 (“Transition Date”), the Company adopted ASU 2014-09, as amended, regarding revenue from contracts with customers using the modified retrospective transition method, which was applied to all active contracts with customers at the Transition Date. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The adoption of the new accounting standard did not have a material impact on the Financial Statements. In accordance with the modified retrospective approach, the comparative 2017 information has not been restated and continues to be reported under the accounting standards in effect for that period. The adoption of the new revenue standard did not impact the Company’s revenues and does not impact its revenues on an ongoing basis.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

For all transactions, Billers agree to terms and conditions upon signing a contract with the Company to provide services on the Biller’s behalf. The biller’s customers engage the Company to perform one integrated service — initiate the collection of funds from the consumer and process the bill payment transaction on behalf of the biller, thereby providing the Billers real-time or near real-time information regarding their customers’ payments and simplifying the Billers’ collection efforts. All of the Company’s revenues from bill payment services are generated from contracts to process transactions at any time during the duration of the contract, as further described below. The transaction price on bill payment services is contractual and typically a fixed amount per-transaction. Certain biller agreements may include per-transaction or fixed periodic rebates, which the Company records as a reduction to revenue. The Company has determined that revenue is recognized at the initiation and transmission to the Biller of the bill payment transaction.

The Company recognizes revenue from two primary business models. In the convenience fee model, the Company is responsible for collecting and distributing all funds associated with processing the transaction. Under the convenience fee model, the Company recognizes a contract asset for rebate advances to Billers and a contract liability for rebates owed at the end of the period. In the transaction fee model, the Biller is invoiced for a fee for each transaction processed by the Company and is responsible for the cost associated with processing the transaction (e.g., credit card merchant fees, ACH processing fees, ATM processing fees). Other revenue consists of per transaction fees for ancillary services that are provided to the Billers. Revenue is made up of the following components:

	Year ended December 31,
	2018	2017	2016
Convenience fees, gross	$307,357	$319,553	$297,983
Rebates	(32,924)	(34,123)	(39,777)

Convenience fees, net	$274,433	$285,430	$258,206
Transaction fees	71,327	77,304	57,510
Other revenue	6,189	5,581	6,878

Net Revenue	$351,949	$368,315	$322,594

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Contractual assets recorded in “Developed software and other intangible assets, net” and contractual liability balances recorded in “Accounts payable and accrued liabilities” were as follows:

	December 31,
	2018	2017
Contract assets	$1,586	$1,969
Contract liability	2,670	3,081

4. Commitments and Contingencies

Operating Lease Commitments

The Company leases certain real properties for use as data centers and administrative and sales offices, and also leases automobiles and office equipment. Minimum rent payments under operating leases, including any periods of free rent, are recognized on a straight-line basis over the term of the lease. To the extent that a lease is associated with the operations of the Company, an allocation of the rent expense and other facilities related costs is reflected in the accompanying Financial Statements. Total rent expense under operating leases for those leases directly attributable to the Company’s operations was $1,054, $943 and $1,004 during the years ended December 31, 2018, 2017, and 2016, respectively.

As of December 31, 2018, the minimum aggregate rental commitments is expected to be $1,047, $865, $910, $531, and $0 for the years ended December 31, 2019, 2020, 2021, 2022, and 2023 and thereafter, respectively.

Legal Matters

The Company is subject from time to time to certain claims and litigation that could result in losses, including damages, fines and/or civil penalties, which could be significant, and in some cases, criminal charges. The Company records an accrual for these contingencies to the extent that a loss is both probable and reasonably estimable. If some amount within a range of loss appears to be a better estimate than any other amount within the range, that amount is accrued. When no amount within a range of loss appears to be a better estimate than any other amount, the lowest amount in the range is accrued.

In January 2017, the Parent entered into (1) a Deferred Prosecution Agreement (the “DPA”) with the United States Department of Justice and various United States Attorney’s offices; (2) a Stipulated Order for Permanent Injunction and Final Judgment (the “Consent Order”) with the United States Federal Trade Commission (“FTC”) resolving claims by the FTC alleging unfair acts and practices under the Federal Trade Commission Act and for violations of the FTC Telemarketing Sales Rule; and (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network (“FinCEN”) of the United States Department of Treasury (the “FinCEN Agreement”), to resolve the respective investigations of those agencies.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Additionally, from January through April 2017 the Parent entered into certain compliance assurances with the attorneys general of all U.S. states and the District of Columbia named therein to resolve related investigations by the state attorneys general. The agreements with the state attorneys general are collectively referred to herein as the “State AG Agreement.” The DPA, Consent Order, FinCEN Agreement, and State AG Agreement are collectively referred to herein as the “Joint Settlement Agreements.”

The Joint Settlement Agreements require, among other things, the Parent (and its affiliates) to adopt certain new or enhanced practices with respect to its compliance program, including consumer reimbursement, agent due diligence, agent training, monitoring, reporting, and record-keeping, to the extent relevant under the terms of the Joint Settlement Agreements. Any failure on the part of the Parent or its affiliates to adhere to the obligations of the Joint Settlement Agreements, to the extent the terms thereof apply to the Company, could potentially have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

In addition to the matters described above, the Company is a party to a variety of other legal matters that arise in the normal course of business.

The outcomes of legal actions are unpredictable and subject to significant uncertainties, and it is inherently difficult to determine whether any loss is probable or even possible. It is also inherently difficult to estimate the amount of any loss and there may be matters for which a loss is probable or reasonably possible but not currently estimable. Accordingly, actual losses may be in excess of the established liability or the range of reasonably possible loss.

5. Income Taxes

The Company’s pre-tax income was generated in the United States. The provision for income taxes was as follows:

	Year Ended December 31,
	2018	2017	2016
Federal	$20,154	$39,570	$35,489
State and local	2,854	2,168	3,278

	$23,008	$41,738	$38,767

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

The Company’s effective tax rates differed from statutory rates as follows:

	Year ended December 31,
	2018	2017	2016
Federal statutory rate	21.0%	35.0%	35.0%
State income taxes, net of federal income tax benefit	2.3%	2.2%	0.6%
Other	1.5%	(0.4)%	(0.4)%

	24.8%	36.8%	35.2%

The Company’s provision for income taxes consisted of the following components:

	Year ended December 31,
	2018	2017	2016
Current:
Federal	$18,485	$40,672	$36,632
State and local	2,683	2,286	3,332

Total Current Taxes	$21,168	$42,958	$39,964

Deferred:
Federal	$1,668	$(1,102)	$(1,143)
State and local	172	(118)	(54)

Total Deferred Taxes	1,840	(1,220)	(1,197)

	$23,008	$41,738	$38,767

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the book and tax bases of the Company’s assets and liabilities. Net deferred tax assets are recorded in Other Assets in the Combined Balance Sheets. The following table outlines the principal components of deferred tax items:

	December 31,
	2018	2017
Deferred tax assets related to:
Employee related costs	$698	$955
Depreciation and other	305	377

	1,003	1,332

Deferred tax liabilities related to:
Intangibles	(2,225)	(736)

Net deferred tax assets (liabilities)	$(1,222)	$596

Uncertain Tax Positions

The Company has established a contingency reserve for a known tax exposure. As of December 31, 2018 and 2017, the total amount of tax contingency reserves was $1,646 and $2,805, respectively, including accrued interest and penalties. The Company’s tax reserves reflect management’s judgment as to the resolution of the issues involved if subject to judicial review or other settlement. While the Company believes its reserves are adequate to cover reasonably expected tax risks, there can be no assurance that, in all instances, an issue raised by a tax authority will be resolved at a financial cost that does not exceed its related reserve. With respect to these reserves, the Company’s income tax expense would include (i) any changes in tax reserves arising from material changes during the period in the facts and circumstances (i.e., new information) surrounding a tax issue and (ii) any difference from the Company’s tax position as recorded in the Financial Statements and the final resolution of a tax issue during the period. Such resolution could materially increase or decrease income tax expense in the Company’s Financial Statements in future periods and could impact operating cash flows.

E Commerce Group Products Inc. (dba Speedpay)

Notes to the Combined Financial Statements (Continued)

(In thousand USD)

Unrecognized tax benefits represent the aggregate tax effect of differences between tax return positions and the amounts otherwise recognized in the Company’s Financial Statements, and are reflected in “Net Parent Company Investment” in the Combined Balance Sheets. A reconciliation of the beginning and ending amount of unrecognized tax benefits, excluding interest and penalties, is as follows:

	December 31,
	2018	2017
Balance at beginning of year	$2,613	$4,573
Decrease related to current period tax position	—	(664)
Decrease due to lapse of applicable statute of limitations	(1,163)	(1,296)

Balance at end of period	$1,450	$2,613

As described in Note 2, the Company is included in certain of the consolidated income tax returns of the TWUC and/or TWUC affiliates. The United States federal income tax returns of TWUC, which includes the Company, since 2015 are eligible to be examined.

6. Subsequent Events

The Company has evaluated subsequent events through March 15, 2019, the date these Financial Statements were available to be issued.

On February 28, 2019, the Parent entered into a definitive agreement to sell the business to ACI Worldwide for $750 million in an all cash transaction. The transaction is expected to close by the end of the second quarter of 2019, subject to customary closing conditions and regulatory approvals.

The Company’s assets and liabilities were classified as held-for-sale within the Parent’s consolidated financial statements as of March 1, 2019, and depreciation and amortization of substantially all of the Company’s assets was ceased as of that date.